Exhibit 31.2
CERTIFICATION
I, Daniel A. Gaudreau, certify that:
1.	I have reviewed this annual report on Form 10-K/A of Actuate Corporation (the “registrant”);
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Dated: August 17, 2009

/s/ Daniel A. Gaudreau
Daniel A. Gaudreau
Senior Vice President, Operations and Chief Financial Officer (Principal Financial and Accounting Officer)